EXHIBIT 32.1
LITTELFUSE, INC.
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of title 18, United States Code), each of the undersigned officers of Littelfuse, Inc. (“the Company”) does hereby certify that to his knowledge:
The Quarterly Report of the Company on Form 10-Q for the fiscal quarter ended July 3, 2010 (“the Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ GORDON HUNTER	/s/ PHILIP G. FRANKLIN

Gordon Hunter	Philip G. Franklin
Chairman, President and	Vice President, Operations Support,
Chief Executive Officer	Chief Financial Officer and Treasurer
Dated: August 5, 2010	Dated: August 5, 2010